Exhibit 15.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Antelope Enterprise Holdings Ltd

We hereby consent to the use of our report dated April 29, 2022, on the financial statements of Antelope Enterprise Holdings Ltd, which appears in this Annual Report on Form 20-F. We also hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Antelope Enterprise Holdings Ltd (“the Company”) as of and for the three year ended December 31, 2021 of our report dated April 29, 2022 included in its Form 20-F (No. 001-34944) filed with the SEC on April 20, 2016, Form 20-F (No. 001-34944) filed with the SEC on May 15, 2017, Form  F-3 (No. 333-260958) filed with SEC on November 10, 2021, Form F-3 (No. 333-258782) filed with SEC on August 13, 2021, F-3/A (No. 333-258782) filed with SEC on September 27, 2021, Form F-3/A (No. 333-258782) filed with SEC on October 26, 2021, F-3/A (No. 333-258782) filed with SEC on November 23, 2021, Form S-8 (No. 333-219005) filed with the SEC on June 27, 2017, Form S-8 (No. 333-239806) filed with the SEC on July 10, 2020, Form F-3 (No. 333-228182) filed with the SEC on November 5, 2018, Form F-3 (No. 333-248998) filed with the SEC on September 23, 2020, Form F-3 (No. 333-238885) filed with the SEC on June 2, 2020, Form F-3 (No. 333-224302) filed with the SEC on April 16, 2018, and Form F-1 (No. 333-231809) filed with the SEC on May 30, 2019, respectively, relating to the consolidated statements of financial position of the Company as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for each of the three years in the period ended December 31, 2021 listed in the accompanying index.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

April 29, 2022

PCAOB ID: 2769